Exhibit 4.10.6

FIFTH AMENDMENT TO
EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO EIGHTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated and effective as of November 6, 2013 by and among Chesapeake Energy Corporation (the “Company”), Chesapeake Exploration, L.L.C., an Oklahoma limited liability company (“Exploration”), Chesapeake Appalachia, L.L.C., an Oklahoma limited liability company (“Appalachia”), Chesapeake Louisiana, L.P., an Oklahoma limited partnership (“Louisiana” and, together with Exploration and Appalachia, the “Borrowers”), Union Bank, N.A., as Administrative Agent (“Agent”), and the Lenders parties hereto.
W I T N E S S E T H:
WHEREAS, the Borrowers, the Company, Agent and the Lenders entered into that certain Eighth Amended and Restated Credit Agreement dated as of December 2, 2010 (as amended or supplemented from time to time prior to the date hereof, the “Original Agreement”), for the purpose and consideration therein expressed, whereby the Lenders became obligated to make loans and extend credit to the Borrowers as therein provided;

WHEREAS, the Borrowers, the Company, Agent and Majority Lenders desire to amend the Original Agreement as set forth herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans and other credit which may hereafter be made by the Lenders to the Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
DEFINITIONS AND REFERENCES
Section 1.1.    Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.
Section 1.2.    Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.
“Amendment Documents” means this Amendment, the Consent and Agreement of the Guarantors relating to this Amendment, and all other documents or instruments delivered in connection herewith or therewith.
“Credit Agreement” means the Original Agreement as amended hereby.

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ARTICLE II.
AMENDMENTS AND WAIVER
Section 2.1.    Definitions.
(a)    The definition of “Consolidated EBITDA” in Section 1.1 of the Original Agreement is hereby restated to read as follows:
“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, (c) depletion, depreciation and amortization expense, (d) any loss on Dispositions of assets or retirement of debt and other extraordinary or non-recurring charges or losses determined in accordance with GAAP, (e) any other non-cash charges, non-cash expenses or non-cash losses of any Group Member for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or reserve for cash charges for any future period) including non-cash losses or charges resulting from the requirements of SFAS 133 or 143; provided that cash payments made during such period or in any future period in respect of such non-cash charges, expenses or losses (other than any such excluded charge, expense or loss as described above) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA for the period in which such payments are made, and (f) any expense or loss in respect of a Qualifying VPP (other than any expense or loss in respect of the marketing of production related to any VPP Properties), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any gains on Dispositions of assets or retirement of debt and other extraordinary or non-recurring income or gains determined in accordance with GAAP, (c) any other non-cash income or gain (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above) including any non-cash income or gains resulting from the requirements of SFAS 133 or 143, all as determined on a consolidated basis in accordance with GAAP, and (d) any income or gain in respect of a Qualifying VPP (other than any income or gain in respect of the marketing of production related to any VPP Properties). For purposes of Section 7.1(b) and 7.2(k) only, and for no other purpose, if, since the beginning of the four fiscal quarter period ending on the date for which Consolidated EBITDA is determined, any Group Member shall have made any Investment in any Unrestricted Subsidiary, shall have made any acquisition or Disposition of assets other than from or to another Group Member, shall have consolidated or merged with or into any Person (other than another Group Member), shall have disposed of the equity interests of a Group Member other than from or to another Group Member or shall have made any acquisition of a Person that becomes a Group Member, Consolidated EBITDA shall be calculated giving pro forma effect thereto as if the Investment, acquisition, Disposition,

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consolidation or merger had occurred on the first day of such period. Such pro forma effect shall be determined (i) in good faith by the chief financial officer, principal accounting officer or treasurer of the Company and acceptable to the Administrative Agent, and (ii) without giving effect to any anticipated or proposed change in operations, revenues, expenses or other items included in the computation of Consolidated EBITDA.
(b)    The definition of “Consolidated Net Income” in Section 1.1 of the Original Agreement is hereby restated to read as follows:
“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Group Members, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication, (a) the income (or loss) of any Person accrued prior to the date it becomes a Group Member or is merged into or consolidated with the Company or any Group Member except for purposes of Section 7.1(b) and 7.2(k) as provided in the definition of Consolidated EBITDA, (b) the income (or loss) of any Person (other than a Group Member) in which any Group Member has an ownership interest and any income represented by any dividends, distributions or proceeds of redemptions of Capital Stock in respect of any Person (other than a Group Member) in which a Group Member has an ownership interest, except, in each case, to the extent of the amount of cash dividends and other distributions actually paid to any Group Member during such period, and (c) the undistributed earnings of any Group Member to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Group Member. “Appalachia”: as defined in the preamble to this Agreement.
(c)    The definition of “Solvent” in Section 1.1 of the Original Agreement is hereby deleted.
Section 2.2.    Solvency. Section 4.20 of the Original Agreement is hereby restated to read as follows:
Section 4.20    Solvency. (a) The aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Company and its Subsidiaries, taken as a whole, and of each Borrower and its Subsidiaries, taken as a whole, will exceed the aggregate Indebtedness of such Person and its Subsidiaries on a consolidated basis, as the Indebtedness becomes absolute and matures, (b) each of the Borrowers and the other Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, Indebtedness beyond its ability to pay such Indebtedness (after taking into account the timing and amounts of cash to be received by each of the Borrowers and the other Loan Parties and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Indebtedness becomes

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absolute and matures and (c) each of the Borrowers and the other Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
Section 2.3.    Budgets. Clause (c) of Section 6.2 of the Original Agreement is hereby restated to read as follows:
(c) concurrently with the delivery of the audited financial statements for each fiscal year pursuant to Section 6.1(a), a detailed consolidated budget for such fiscal year;
Section 2.4.    Guaranty. Agent and Majority Lenders agree, and the Subsidiary Guarantors by their execution of the Consent and Agreement of the Guarantors relating to this Amendment agree, that paragraph (d) of Section 2.8 of the Guarantee Agreement is hereby deleted and replaced with “[Reserved]”.
ARTICLE III.
CONDITIONS OF EFFECTIVENESS
Section 3.1.    Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first written above, if, and only if the Administrative Agent shall have received the following:
(a)    Executed counterparts of this Amendment from the Majority Lenders (which may be originals or electronically transmitted copies followed promptly by originals);
(b)    Counterparts of the Amendment Documents executed by the applicable Loan Parties sufficient in number for distribution to the Administrative Agent and the Borrowers (which may be originals or electronically transmitted copies followed promptly by originals), each properly executed by a Responsible Officer of the signing Loan Party and each in form and substance satisfactory to the Agent and in such number of counterparts as may be requested by the Agent; and
(c)    A certificate on behalf of each applicable Loan Party certifying that none of the resolutions, incumbency certificates, Organization Documents and/or certificates of Responsible Officers of each Loan Party as the Administrative Agent has previously required evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party have been amended or are otherwise inaccurate since they were delivered.
ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 4.1.    Representations and Warranties. In order to induce each Lender party hereto to enter into this Amendment, each of the Borrowers and the Company hereby certify that the representations and warranties made by it contained in Article 4 of the Original Agreement or

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in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and agrees to execute, or cause to be executed, such other instruments or further amendments to Loan Documents as the Agent may reasonably request from time to time to give further effect to this Amendment.
ARTICLE V.
MISCELLANEOUS
Section 5.1.    Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The other Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, or any other Loan Document.
Section 5.2.    Survival of Agreements. All representations, warranties, covenants and agreements of any Loan Party herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Loan Party hereunder or under the Credit Agreement to the Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of such Loan Party under this Amendment and under the Credit Agreement.
Section 5.3.    Loan Documents; Expenses. This Amendment is and the other Amendment Documents are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto. The Borrowers shall promptly pay all reasonable fees and disbursements of counsel to the Agent incurred in connection with this Amendment.
Section 5.4.    Governing Law. This Amendment shall be governed by and construed in accordance with the Laws applicable to the Original Agreement.
Section 5.5.    Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.
THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

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SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.
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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CHESAPEAKE ENERGY CORPORATION CHESAPEAKE EXPLORATION, L.L.C. CHESAPEAKE APPALACHIA, L.L.C.

By:	/s/ Elliot Chambers
Elliot Chambers, Treasurer

CHESAPEAKE LOUISIANA, L.P.
By: CHESAPEAKE OPERATING, INC., its general partner

By:	/s/ Elliot Chambers
Elliot Chambers, Treasurer

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UNION BANK, N.A., as Administrative Agent, as Swing Line Lender, as an Issuing Lender and as a Lender

By:	/s/ Haylee Dallas
Haylee Dallas
Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Mark Oberreuter
Name: Mark Oberreuter
Title: Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ Michael A. Tribolet
Name: Michael A. Tribolet
Title: Managing Director

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THE ROYAL BANK OF SCOTLAND plc, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ James L. Moyes
Name: James L. Moyes
Title: Authorised Signatory

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BNP PARIBAS, as a Co-Syndication Agent, as an Issuing Lender and as a Lender

By:	/s/ Julien Pecoud-Bouvet
Name: Julien Pecoud-Bouvet
Title: Associate

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Documentation Agent, as an Issuing Lender and as a Lender

By:	/s/ Dennis Petito
Name: Dennis Petito
Title: Managing Director

By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

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CITIBANK, N.A., as a Lender

By:	/s/ Eamon Baqui
Name: Eamon Baqui
Title: Vice President

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

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DNB CAPITAL LLC, as a Lender

By:	/s/ Anders Platou
Name: Anders Platou
Title: Senior Vice President

By:	/s/ Evan Uhlick
Name: Evan Uhlick
Title: Vice President

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GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

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MIZUHO BANK, LTD., as a Lender

By:	/s/ Leon Mo
Name: Leon Mo
Title: Authorized Signature

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NATIXIS, New York Branch, as a Lender

By:	/s/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

By:	/s/ Mary Lou Allen
Name: Mary Lou Allen
Title: Director

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THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Terry Donovan
Name: Terry Donovan
Title: Managing Director

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UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director

By:	/s/ Jennifer Anderson
Name: Jennifer Anderson
Title: Associate Director

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BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Assistant Vice President

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Authorized Signatory

By:	/s/ Michael Spaight
Name: Michael Spaight
Title: Authorized Signatory

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COMPASS BANK, as a Lender

By:	/s/ Ian Payne
Name: Ian Payne
Title: Vice President

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TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ Masood Fikree
Name: Masood Fikree
Title: Authorized Signatory

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COMERICA BANK, as a Lender

By:	/s/ David Cagle
Name: David Cagle
Title: Senior Vice President

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SUNTRUST BANK, as a Lender

By:	/s/ Shannon Juhan
Name: Shannon Juhan
Title: Vice President

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EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Talal M. Kairouz
Name: Talal M. Kairouz
Title: Senior Asset Manager

By:	/s/ Roman Chomyn
Name: Roman Chomyn
Title: Portfolio Manager

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SANDTANDER BANK, N.A., as a Lender

By:	/s/ Aidan Lanigan
Name: Aidan Lanigan
Title: Senior Vice President

By:	/s/ Puiki Lok
Name: Puiki Lok
Title: Vice President

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MACQUARIE BANK, LTD., as a Lender

By:	/s/ Byron den Hertog
Name: Byron den Hertog
Title: Division Director

By:	/s/ Nathan Booker
Name: Nathan Booker
Title: Associate Director

(Signed in Sydney, POA Ref: #938 dated 22nd November 2012)

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NOMURA INTERNATIONAL PLC., as a Lender

By:	/s/ Clare Jarrett
Name: Clare Jarrett
Title: Managing Director

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SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

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PNC BANK, N.A., as a Lender

By:	/s/ Chad Greene
Name: Chad Greene
Title: Officer

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MIDFIRST BANK, as a Lender

By:	/s/ Steve A. Griffin
Name: Steve A. Griffin
Title: Senior Vice President

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CONSENT AND AGREEMENT
By its execution below, each of the undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Seventh Amended and Restated Guarantee Agreement dated as of December 9, 2012 made by it for the benefit of Agent and Lenders (as modified by certain Assumption Agreements) and the other Loan Documents executed pursuant to the Credit Agreement (or any prior amendment or supplement to the Credit Agreement), (iii) agrees that paragraph (d) of Section 2.8 of the Seventh Amended and Restated Guarantee Agreement is hereby deleted and replaced with “[Reserved]”, (iv) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (v) agrees that the Seventh Amended and Restated Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
ARKANSAS MIDSTREAM GAS SERVICES CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE E&P HOLDING CORPORATION
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, INC., on behalf of itself and as general partner of CHESAPEAKE LOUISIANA, L.P.
WINTER MOON ENERGY CORPORATION
AMGS, L.L.C.
CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE MIDSTREAM HOLDINGS, L.L.C.
CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHESAPEAKE WEST TEXAS GATHERING, L.L.C.
EMLP, L.L.C., on behalf of itself and as general partner of EMPRESS LOUISIANA PROPERTIES, L.P.

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EMPRESS, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
MKR HOLDINGS, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
CHK ENERGY HOLDINGS, INC.
GSF, L.L.C.
ATRIUM TOWERS, L.L.C.
SPARKS DRIVE SWD, INC.
CHESAPEAKE EQUIPMENT FINANCE, L.L.C.
CHK UTICA PREFERRED HOLDINGS, L.L.C.
CHK-MAC, L.L.C.

By:	/s/ Elliot Chambers
Elliot Chambers, Treasurer

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